Exhibit 13.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Tommy Siu Lun Fork, the Principal Financial Officer of Ninetowns Internet Technology Group Company Limited (the “Company”), has executed this certification in connection with the filing with the U.S. Securities and Exchange Commission of the Company’s Annual Report on Form 20-F for the Fiscal Year ended December 31, 2010 (the “Report”).
The undersigned hereby certifies that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 30, 2011

By:	/s/ Tommy Siu Lun Fork
	Name:	Tommy Siu Lun Fork
	Title:	Chief Financial Officer (principal financial officer)